Exhibit (h)(15)(ii)

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

DATED AS OF DECEMBER 1, 2008

Among

COLUMBUS LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

(formerly known as PIMCO FUNDS DISTRIBUTORS LLC)

The PARTICIPATION AGREEMENT dated April 30, 1999 (the “Agreement”) between Columbus Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust (the “Fund”), and Allianz Global Investors Distributors LLC (the “Underwriter”) is effective as of October 16, 2008 and is hereby amended as follows:

1.               Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.               All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused the Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

(Signatures located on following page)

COLUMBUS LIFE INSURANCE COMPANY

By its authorized officer

By:	/s/ J.J. Miller
Name:	J.J. Miller
Title:	President & CEO
Date:

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By:
Title:
Date:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By its authorized officer

By:
Title:
Date:

Schedule A

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

Administrative Class Shares

All Asset Portfolio

All Asset All Authority

CommodityRealReturn Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

RealEstateRealReturn Strategy Portfolio

SmallCap StocksPLUS® TR Portfolio

Short-Term Portfolio

StocksPLUS® Growth and Income Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio

Total Return Portfolio II

Institutional Class Shares

All Asset Portfolio

All Asset All Authority

CommodityRealReturn Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

RealEstateRealReturn Strategy Portfolio

Short-Term Portfolio

StocksPLUS® Growth and Income Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio

Total Return Portfolio II

Advisor Class Shares

All Asset Portfolio

CommodityRealReturn Strategy Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Low Duration Portfolio

Real Return Portfolio

RealEstateRealReturn Strategy Portfolio

SmallCap StocksPLUS® TR Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio

M Class Shares

All Asset Portfolio

All Asset All Authority Portfolio

Segregated Asset Accounts:

Columbus Life Insurance Company Separate Account 1